Exhibit 16.2

April 26, 2022

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Verano Holdings Corp.

Registration Statement on Form 10

U.S. Securities and Exchange Commission:

We have reviewed the Registration Statement on Form 10 of Verano Holdings Corp. (the “Form 10”), including the disclosure set forth in “Item 14”. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” (“Item 14”). We hereby confirm that we do not disagree with the statements regarding Verano Holdings Corp. set forth in Item 14.

Sincerely,

/s/ Christopher T. Marrie
Christopher T. Marrie, Principal
Hill, Barth & King, LLC
Naples, Florida